Exhibit 99.1

420 Lexington Avenue  •  New York, NY  10170  •  (212) 869-3000  •  FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Slater
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000 sslater@newplan.com

NEW PLAN EXCEL REALTY TRUST REPORTS FIRST QUARTER 2005 RESULTS

NEW YORK, May 5, 2005 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three months ended March 31, 2005. Total rental revenues for the first quarter of 2005 increased to $130.5 million from $124.4 million in the first quarter of 2004. Net income available to common stockholders was $33.5 million, or $0.32 per diluted share, in the first quarter of 2005 compared with $32.4 million, or $0.32 per diluted share, in the first quarter of 2004. Funds from operations (FFO) for the first quarter of 2005 was $56.0 million, or $0.53 on a diluted per share basis, compared with $52.3 million, or $0.51 on a diluted per share basis, in the first quarter of 2004. A reconciliation of net income to FFO is presented in the attached table.

Property Portfolio

At the end of the first quarter, the gross leasable area (GLA) for the Company’s stabilized community and neighborhood shopping centers, including its pro rata share of unconsolidated joint venture properties, was approximately 93.2 percent leased. The GLA for the Company’s total community and neighborhood shopping center portfolio, which includes redevelopment properties and the Company’s pro rata share of unconsolidated joint venture properties, was approximately 92.1 percent leased at March 31, 2005.

During the first quarter, 146 new leases, aggregating approximately 831,000 square feet, were signed at an average annual base rent (ABR) of $10.27 per square foot. Also during the quarter, 179 renewal leases, aggregating approximately 649,000 square feet, were signed at an average ABR of $10.72 per square foot, an increase of approximately 8.6 percent over the expiring leases.

During the first quarter, the Company completed the redevelopment of seven shopping centers (including one joint venture property) and added nine projects to its redevelopment pipeline, increasing the pipeline to 39 redevelopment projects (including joint venture redevelopment activities and outparcel development), the aggregate cost of which (including costs incurred in prior years on these projects) is expected to be approximately $193.1 million.

Acquisitions and Dispositions

During the first quarter of 2005, the Company acquired, including through co-investments with its joint venture partners, five shopping centers and a vacant building and land parcel. The properties totaled approximately 884,000 square feet of GLA and were acquired for an aggregate purchase price of approximately $136.8 million. Acquisitions completed during the first quarter are summarized below:

•                  On January 13, 2005, the Company acquired a 20,338 square foot vacant building and 2.5 acres of land located in Elyria, Ohio immediately adjacent to Midway Crossing, a community shopping center owned by the Company and currently under redevelopment. The building and land were acquired for approximately $1.1 million.

•                  On January 21, 2005, the Company acquired Brunswick Town Center, a 122,989 square foot shopping center located in Brunswick, Ohio and anchored by Giant Eagle and Home Depot (non-owned), for approximately $16.4 million.

•                  On February 16, 2005, the Company acquired Hillcrest Shopping Center, a 312,449 square foot shopping center located in Spartanburg, South Carolina and anchored by Publix, Marshalls and Stein Mart, for approximately $35.5 million, including the issuance of $14.5 million of limited partner units and approximately $16.8 million of assumed mortgage indebtedness. The property is currently under redevelopment with a former Kmart being remerchandised to an Office Depot, a Panera Bread, a PETCO and a Ross Dress for Less.

•                  On February 25, 2005, Westgate Mall, LLC, the Company’s joint venture with Transwestern Investment Company and The Richard E. Jacobs Group, acquired Westgate Mall, an enclosed regional mall located on 55 acres of land in Fairview Park, Ohio (a suburb of Cleveland), for approximately $25.5 million. The joint venture plans to redevelop the mall into a large community shopping center with multiple anchors, including an existing Kohl’s.

•                  On March 10, 2005, NP/I&G Institutional Retail Company, LLC, the Company’s joint venture with JPMorgan Fleming Asset Management, acquired New London Mall, a 260,396 square foot shopping center located in New London, Connecticut and anchored by Homegoods, Marshalls, OfficeMax and ShopRite, for approximately $41.6 million.

•                  On March 17, 2005, the Company acquired West Ridge Shopping Center, a 167,559 square foot shopping center located in Westland, Michigan (a suburb of Detroit) and anchored by Mervyn’s (non-owned), Target (non-owned), TEC Furniture, Tile Shop and T.J. Maxx, for approximately $16.6 million, including $11.0 million of assumed mortgage indebtedness.

During the first quarter of 2005, the Company generated an aggregate of approximately $16.9 million of proceeds through the sale of two properties, one land parcel and one property held through a joint venture. Properties sold during the quarter include Jasper Manor, a 194,120 square foot shopping center located in Jasper, Indiana; Cavitt Office Building, a 13,200 square foot miscellaneous property located in Bryan, Texas; a one-acre land parcel at Shops of Riverdale located in Riverdale, Georgia; and Rodney Village, a 211,568 square foot shopping center located in Dover, Delaware and owned by Benbrooke Ventures, a joint venture in which the Company previously held a 50 percent interest.

-more-

Balance Sheet Position

The Company completed the first quarter with total book assets of approximately $3.9 billion and a total debt / undepreciated book value ratio of 47.3 percent. The Company’s debt for the three months ended March 31, 2005 had an overall weighted average current interest rate of 5.9 percent and a weighted average maturity of 6.5 years. Approximately 76 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swaps.

On January 13, 2005, the Company completed a public offering of $100 million aggregate principal amount of unsecured, 10-year fixed rate notes with a coupon of 5.30 percent. The notes are due on January 15, 2015 and were priced at 99.930 percent of par value to yield 5.309 percent. Net proceeds from the offering were used to repay a portion of the amount outstanding under the Company’s $350 million revolving credit facility. On April 5, 2005, the Company entered into a $150 million senior unsecured term loan. The unsecured term loan matures on October 5, 2005 and currently bears interest at LIBOR plus 85 basis points. Net proceeds from the unsecured term loan were used to repay $100 million of the Company’s 7.75 percent medium-term notes that were scheduled to mature on April 6, 2005, as well as to repay a portion of the amount outstanding under the Company’s $350 million revolving credit facility.

Dividend

For the second quarter of 2005, the Company’s Board of Directors declared a cash dividend of $0.4125 per common share (CUSIP #648053106). On an annualized basis, this is the equivalent of $1.65 per share. The dividend is payable on July 15, 2005 to common stockholders of record on July 1, 2005. The Company’s shares go ex-dividend on June 29, 2005. The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (CUSIP #648053700) to stockholders of record on July 1, 2005, payable on July 15, 2005. In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock (CUSIP #6480538090) to stockholders of record on July 1, 2005, payable on July 15, 2005.

Management Comment

“We kicked-off 2005 with a solid first quarter, achieving our occupancy targets and higher than expected rent spreads, while advancing our redevelopment efforts. The $137 million of acquisitions completed during the quarter demonstrate our diverse sourcing capabilities. The shopping centers acquired are located across three of our regions and span the spectrum of institutional quality assets to value-added opportunities,” commented Glenn J. Rufrano, Chief Executive Officer.

Conference Call

The Company will be hosting a teleconference on Thursday, May 5, 2005 at 2:00 PM ET. The teleconference can be accessed by dialing 1-800-599-9795 (International: 1-617-786-2905) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #45375891. A replay of the teleconference will be available through midnight ET May 12, 2005 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #70852124.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports. These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

Annual Meeting of Shareholders

The Company’s Board of Directors has scheduled the Annual Meeting of Shareholders for Wednesday, May 11, 2005 at 9:00 AM ET. The meeting will be held at The Cornell Club of New York, The Ivy Room, 6 East 44th Street, New York, NY 10017. The record date for determination of shareholders entitled to vote was March 1, 2005.

New Plan Excel Realty Trust, Inc. is one of the nation’s largest real estate companies, focusing on the ownership and management of community and neighborhood shopping centers. The Company operates as a self-administered and self-managed REIT, with a national portfolio of 408 properties, including 28 properties held through joint ventures, and total assets of approximately $3.9 billion. The properties are strategically located across 36 states and include 389 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 56.6 million square feet of gross leasable area, and 19 related retail real estate assets, with approximately 1.8 million square feet of gross leasable area. For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which discuss these and other factors that could adversely affect the Company’s results.

-financial tables follow-

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and footnotes)

	Three Months Ended
	March 31, 2005	March 31, 2004
Rental Revenues:
Rental income	$101,637	$95,737
Percentage rents	2,647	2,643
Expense reimbursements	26,198	26,034
TOTAL RENTAL REVENUES	130,482	124,414

Rental Operating Expenses:
Operating costs	22,709	23,679
Real estate and other taxes	16,539	15,077
Provision for doubtful accounts	2,745	1,872
TOTAL RENTAL OPERATING EXPENSES	41,993	40,628

NET OPERATING INCOME (1)	88,489	83,786

Other Income:
Interest, dividend and other income	2,535	2,538
Equity in income of unconsolidated ventures	689	230
TOTAL OTHER INCOME	3,224	2,768

Other Expenses:
Interest expense	27,331	26,401
Depreciation and amortization	25,678	20,966
General and administrative	4,995	4,993
TOTAL OTHER EXPENSES	58,004	52,360

Income before real estate sales, impairment of real estate and minority interest	33,709	34,194
Gain on sale of real estate (2)	—	1,217
Impairment of real estate	—	—
Minority interest in income of consolidated partnership and joint ventures	(282)	(260)
INCOME FROM CONTINUING OPERATIONS	33,427	35,151

Discontinued Operations:
Results of discontinued operations	256	831
Gain on sale of discontinued operations (3)	5,004	1,415
INCOME FROM DISCONTINUED OPERATIONS	5,260	2,246

NET INCOME	$38,687	$37,397

Preferred dividends	(5,467)	(5,275)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – BASIC	33,220	32,122
Minority interest in income of consolidated partnership	282	260
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – DILUTED	$33,502	$32,382

Net income per common share – basic	$0.32	$0.32
Net income per common share – diluted	0.32	0.32

Funds from operations: (4)
Net income available to common stockholders – diluted	$33,502	$32,382
Deduct:
Minority interest in income of consolidated partnership	(282)	(260)
Net income available to common stockholders – basic	33,220	32,122
Add:
Depreciation and amortization:
Continuing operations real estate assets	25,678	20,966
Discontinued operations real estate assets	10	298
Pro rata share of joint venture real estate assets	565	373
Deduct:
Gain on sale of real estate (2) (5)	—	(1,217)
Gain on sale of discontinued operations (5)	(3,732)	(947)
Pro rata share of joint venture loss on sale of real estate (5)	—	425
FUNDS FROM OPERATIONS – BASIC	55,741	52,020
Add:
Minority interest in income of consolidated partnership	282	260
FUNDS FROM OPERATIONS – DILUTED	$56,023	$52,280

Funds from operations per share – basic	$0.54	$0.52
Funds from operations per share – diluted	0.53	0.51

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and footnotes)

	Three Months Ended
	March 31, 2005	March 31, 2004

Weighted average common shares outstanding – basic	102,820	99,419
ERP partnership units	1,964	1,363
Options	1,042	1,226
Convertible debt	165	—
Restricted stock	144	—
Weighted average common shares outstanding – diluted	106,135	102,008

(1) Net operating income (“NOI”) is provided here as a supplemental measure of operating performance. NOI is defined as property revenues less property operating expenses, excluding depreciation and amortization and interest expense, and excludes NOI from properties classified as discontinued operations under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company believes that this presentation of NOI is helpful to investors as a measure of its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization and interest expense, which can make periodic and peer analyses of operating performance more difficult to compare. NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of the Company’s financial performance.

(2) For the three months ended March 31, 2004, balance includes approximately $1.217 million of previously deferred gain incurred in connection with the Company’s sale of 70 percent of its interest in Arapahoe Crossings, LP in 2003.

(3) For the three months ended March 31, 2005, balance includes approximately $3.314 million, which represents the Company’s pro rata share of the gain on the sale of Rodney Village, a property previously owned by Benbrooke Ventures, a joint venture in which the Company previously held a 50 percent interest.

(4) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, the National Association of Real Estate Investment Trusts (“NAREIT”), based on discussions with the Securities and Exchange Commission (“SEC”), provided revised guidance regarding the calculation of FFO. This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO. Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO. The Company presents FFO in accordance with NAREIT’s revised guidance.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult to compare. FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO and, therefore, may not be comparable to such other REITs.

(5) Excludes gain / loss on sale of land.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-Q for the quarter ended March 31, 2005 should be read in conjunction with the above information.

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